UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement under Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2006

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on May 2, 2006, beginning at 1:00 p.m., Pacific Time. The meeting will be held at the Concord Hilton Hotel located at 1970 Diamond Blvd., Concord, California 94520. The purpose of the meeting is to consider and vote upon the proposals explained in the notice of annual meeting and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed. We have also enclosed our 2005 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2005.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the enclosed postage paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Donald C. Orris
President, Chief Executive Officer and Chairman of the Board of Directors

2300 Clayton Road, Suite 1200

Concord, California 94520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Pacer International, Inc. will be held at 1:00 p.m., Pacific Time, on Tuesday, May 2, 2006 at the Concord Hilton Hotel located at 1970 Diamond Blvd., Concord, California 94520 for the following purposes:

(1)	To elect four directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP, as independent registered public accountants for the 2006 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 10, 2006, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
March 17, 2006

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, mark and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, marking and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, $.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at Pacer’s 2006 annual meeting of shareholders.

Unless the context requires otherwise, references in this statement to “Pacer”, the “Company”, “we”, “us”, or “our” refer to Pacer International, Inc. and its consolidated subsidiaries.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2006 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about March 17, 2006.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 2, 2006 1:00 p.m. Pacific Time Concord Hilton Hotel 1970 Diamond Blvd. Concord, California 94520

Items to be Voted Upon

You will be voting on the following matters:

The election of four directors;

The ratification of the appointment of the independent registered public accountants; and

Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, March 10, 2006. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 37,541,383 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on March 10, 2006, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Proxy Card

If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you have three choices: you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, the persons appointed as proxies will vote your shares:

“FOR” the election of all nominees for director identified on pages 4 through 6; and

“FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accountants;

In our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote

You can revoke your proxy at any time before it is voted at the annual meeting by:

Submitting a new proxy with a later date by signing and returning a proxy card to the Company;

Attending the annual meeting and voting in person; or

Sending written notice of revocation addressed to our Corporate Secretary.

Quorum	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer’s common stock.

Votes Required

Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ratification of the appointment of the independent registered public accountants will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it. Other matters, if any, will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of independent registered public accountants.

Solicitation	Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our charter and bylaws provide that our Board shall be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is presently composed of seven members. On January 3, 2006, the Board, upon the recommendation of the Corporate Governance Committee, elected Robert F. Starzel, effective January 4, 2006, to fill the vacancy created by the resignation of Marc E. Becker, effective as of close of business on January 3, 2006, and to serve as a Class III director until the 2006 annual meeting of shareholders and until his successor is duly elected and qualified. Joshua Harris resigned as a Class III director, effective as of close of business on March 13, 2006, and the Board, based on the recommendation of the Corporate Governance Committee, decided to reduce the size of the Board from eight directors to seven. The resignations of Messrs. Becker and Harris were voluntary, and there were no disagreements between the Company and Mr. Becker or Mr. Harris.

With the resignation of Mr. Harris, there was only one remaining Class III director. Our bylaws provide that each class of directors should be as nearly equal in number as possible. In order to make the number of directors in each class as nearly equal as possible, the Board, upon the recommendation of the Corporate Governance Committee, has determined to realign the members of the Class II and Class III directors; accordingly, Mr. Rennard has agreed, upon the opening of the polls for voting at the Annual Meeting, to resign his position as a Class II director and stand for re-election as a Class III director.

If elected at the annual meeting, Mr. Starzel would serve until the 2008 annual meeting (representing the unexpired term to which Mr. Becker was elected) and until his successor is elected and qualified, or until his earlier death, resignation or removal. With his realignment as a Class II director, Mr. Rennard would also serve until the 2008 annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. The shareholders are also asked to elect two existing Class III directors whose term of office expires in 2006: Andrew C. Clarke and Donald C. Orris. If elected at the annual meeting, each of Messrs. Clarke and Orris would serve until the 2009 annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a Two-Year Term Expiring at the 2008 Annual Meeting

Robert S. Rennard

Robert S. Rennard, age 68, has served as a director of our Company since September 2002. Currently an independent consultant to enterprises engaged in worldwide logistics or automotive-related activities, Mr. Rennard served from 1996 to 1999 as a senior vice president with The Compass Group, a provider of consulting and executive search services located in Birmingham, Michigan. He retired from Ford Motor Company in 1996 as director for Worldwide Logistics and Distribution. From 1962 to 1996, Mr. Rennard held a number of key positions for the automotive company. These included chief operating officer for Autolatina, a joint venture between Ford and Volkswagen covering all automotive and credit company activities in Brazil and Argentina as well as automotive exports from those countries.

Robert F. Starzel

Robert F. Starzel, age 65, has served as a director of our Company since January 2006. From 2004 to 2005, he served as Chairman of The SF Newspaper Company, owner of The Examiner, a San Francisco newspaper. From 2000 to 2004, he served in a consulting role as Senior Representative of the Chairman of Union Pacific Corporation. From March 1998 to 2000, he served as Senior Vice President of Union Pacific Corporation, and from 1996 to February 1998, he was Regional Vice President of Union Pacific Railroad Company. Prior to that from 1988 to 1996, he was Vice Chairman of Southern Pacific Transportation Company.

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting

Andrew C. Clarke

Andrew C. Clarke, age 35, has served as a director of our Company since January 2005. Since April 2001, Mr. Clarke has served as the Senior Vice President, Chief Financial Officer and Treasurer of Forward Air Corporation, a non-asset based provider of time-definite ground transportation services to the air cargo industry. From March 2000 to April 2001, Mr. Clarke held a number of management positions with Forward Air Corporation. From August 1998 to March 2000, Mr. Clarke was as an investment banker with Deutsche Banc Alex. Brown in the Global Transportation Group. Mr. Clarke is also a director of Forward Air Corporation.

Donald C. Orris

Donald C. Orris, age 64, has served as our Chairman, President and Chief Executive Officer since May 1999. Mr. Orris serves as Chairman of many of our subsidiaries, including Pacer Cartage, Inc. from its inception in April 1998, Ocean World Lines and RF International,

Inc. since December 2000 and Pacer Transport from May 1997 to December 2004. In addition, he currently serves as Chairman of Pacer Global Logistics, Inc. From January 1995 to September 1996, Mr. Orris served as President and Chief Operating Officer, and from 1990 until January 1995, he served as an Executive Vice President of Southern Pacific Transportation Company. Mr. Orris was the President and Chief Operating Officer of American President Domestic Company and American President Intermodal Company from 1982 until 1990. Mr. Orris is also a director of Quality Distribution, Inc., a provider of bulk transportation services.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office until the 2007 Annual Meeting

P. Michael Giftos

P. Michael Giftos, age 59, has served as a director of our Company since April 15, 2004. During his 29-year career with CSX Corporation and its subsidiaries, Mr. Giftos served in many executive management positions. From April 2000 through his retirement in March 2005, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX Transportation’s Chief Legal Officer. Mr. Giftos also serves as a director of Foundation Coal Holdings Inc., a coal mining company, where he is a member of its audit, compensation and nominating committees. While employed at CSX, Mr. Giftos served as a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry.

Thomas L. Finkbiner

Thomas L. Finkbiner, age 53, has served as a director of our Company since April 1, 2000. He currently serves as an advisor to Quality Distribution, Inc. From November 1999 to June 2005, Mr. Finkbiner was the President and Chief Executive Officer of Quality Distribution. Prior to joining Quality Distribution, Mr. Finkbiner served as Vice President of Intermodal for Norfolk Southern Corporation from 1987 to 1999. From 1981 to 1987, he was Vice President of Marketing & Administration for North American Van Lines. He currently serves as chairman of the Intermodal Transportation Institute, a non-profit entity promoting sustainable intermodal transportation systems headquartered at the University of Denver.

Bruce H. Spector

Bruce H. Spector, age 63, has served as a director of our Company since May 1999. He has been a partner of Apollo Management, L.P. since 1992. Prior to that, Mr. Spector was a senior member of the Los Angeles law firm of Stutman Treister and Glatt. Mr. Spector also serves as a director of The Private Bank of California, a California chartered community bank based in the Century City area of Los Angeles.

BOARD, BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 30, 2005, our Board held five meetings and acted by unanimous written consent four times. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2005. Regularly scheduled sessions of our non-management directors, all of whom are independent, are held at least twice per calendar year as part of scheduled Board meetings. The non-management directors will either select a non-management director to preside at each executive session or will establish a procedure by which the presiding director for each executive session will be selected. To communicate directly with any of the non-management directors, follow the instructions set forth under the heading “Shareholder Communications” below.

The Executive Committee may exercise all the powers of the Board in the management of our business and affairs except for those powers expressly reserved to the Board under Tennessee law. The members of the executive committee are Messrs. Orris (Chairman) and Spector. The Executive Committee did not meet during 2005.

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements. The Audit Committee also selects and engages our independent registered public accountants and approves their fees, and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent registered public accountants, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee must also pre-approve all non-audit services performed by our independent registered public accountants. We have adopted an Audit Committee Charter, which was included in the proxy statement for the 2004 annual meeting of shareholders, and is also posted on the Company’s website under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com. None of the members of the Audit Committee has participated in the preparation of the Company’s consolidated financial statements at any time within the last three years. The Audit Committee regularly meets privately with the independent registered public accountants, has the sole authority to retain and dismiss the independent registered public accountants, and periodically reviews their performance and independence from management. The independent registered public accountants have unrestricted access and report directly to the Audit Committee.

The members of the Audit Committee are Messrs. Clarke (Chairman), Giftos and Rennard. The Board has determined that Mr. Clarke qualifies as an “audit committee financial expert” as defined by the Securities Exchange Commission (the “SEC”) and that all members of the Audit Committee are able to read and understand fundamental financial statements and are financially sophisticated. The Audit Committee met nine times during the fiscal year.

The Compensation Committee reviews and approves compensation policies and forms of compensation provided to our directors and executive officers, considers management’s recommendations for the annual bonus plans and approves bonus payments for our officers and other employees, and administers our option plans and approves the recipients and terms of stock option grants under these plans. The members of the Compensation Committee for 2006 are Messrs. Spector (Chairman), Finkbiner and Starzel. During 2005, the Compensation Committee members were Messrs. Spector (Chairman), Becker and Clarke. The Compensation Committee met four times during the fiscal year and acted by unanimous written consent two times.

The purposes of the Corporate Governance Committee are to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and to oversee the evaluation of the Board and the Company’s management. The members of the Corporate Governance Committee for 2006 are Messrs. Giftos (Chairman), Clarke and Finkbiner. During 2005, the Corporate Governance Committee members were Messrs. Giftos (Chairman), Becker and Clarke. The Corporate Governance Committee met five times during the fiscal year and acted by unanimous written consent once. We have adopted a charter of the Corporate Governance Committee which was attached to the proxy statement for our 2005 annual meeting. The charter of the Corporate Governance Committee is also available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

Our Board has long been focused on and committed to responsible and effective corporate governance, and our Board formally adopted Corporate Governance Principles in August 2005. Our Corporate Governance Committee is responsible for overseeing the Corporate Governance Principles and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Principles address matters including board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, director tenure, retirement and succession, director service on other boards and changes in their principal occupation, executive sessions of non-management directors, evaluation of the Chief Executive Officer and succession planning, and self-evaluation of the Board and Board committees. A copy of our Corporate Governance Principles is available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

The Board has determined that all of our directors other than Mr. Orris, including those who serve on the foregoing committees, are “independent” as independent is defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”), and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 10A-3(b)(1) thereunder. The Board based these determinations primarily on a review of responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. The Board also reviewed the relationships between Pacer and companies with which our directors are affiliated.

DIRECTOR NOMINATION PROCEDURES

As provided in its charter, the Corporate Governance Committee makes recommendations to the full Board regarding nominees for director. The Corporate Governance Committee, which is composed of only independent directors, approved the selection of each nominee for director named in this proxy statement. Mr. Starzel, the new nominee for election, was recommended by our Chief Executive Officer.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board and the Corporate Governance Committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. In recommending and selecting a nominee for director, the Corporate Governance Committee and the Board consider the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules), would meet the heightened independence requirements of Nasdaq Rule 4350(d)(2) and SEC Rule 10A-3(b)(1) for service on the Audit Committee and would not have a relationship, which in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

3.	whether the nominee would be considered to have “financial sophistication” as described in applicable Nasdaq Rules or to be an “audit committee financial expert” as described in SEC regulations (as incorporated into the Audit Committee Charter);

4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;

5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;

6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;

8.	whether any nominee who is an existing director continues to be suitable for continued service; and

9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

The Board and the Corporate Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board and the Corporate Governance Committee evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the shareholders for election as a director.

The Company will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below. Any shareholder wishing to suggest a candidate for director for consideration by the Corporate Governance Committee should write to the Corporate Secretary, at the Company’s offices in Concord, CA, and include:

1.	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Corporate Governance Committee,

2.	the name, age and contact information for the candidate,

3.	a statement of the candidate’s business and educational experience,

4.	to the extent practicable, information regarding each of the factors listed above sufficient to enable the Corporate Governance Committee to evaluate the candidate,

5.	information about any relationship or understanding between the proposing shareholder and the candidate, and

6.	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Corporate Secretary will forward properly submitted shareholder-proposed nominations to the Chair of the Corporate Governance Committee for consideration at a future Corporate Governance Committee meeting. Individuals proposed by shareholders in accordance with these procedures will be evaluated and considered by the Corporate Governance Committee in the same manner and using the same standards as it evaluates other proposed nominees.

In addition to proposing nominees for consideration to the Corporate Governance Committee, under our By-Laws, shareholders may also directly propose nominees for consideration at an annual meeting or special meeting of shareholders. The Company’s Second Amended and Restated Bylaws, adopted on May 25, 2002, establish deadlines and procedures that a shareholder must follow to nominate a director at any such meeting. The Board and the Corporate Governance Committee have not amended those procedures. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting on the date that such person gives notice of the nomination for director. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date nor later than the later of 60 days before the date of such annual meeting or the 10th day after the date on which public announcement of such annual meeting is first made. For a special meeting, the shareholder must give written notice of any director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary not later than the close of business on the 10th day after the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice must set forth:

1.	as to each person whom the shareholder proposes to nominate for election or re-election as a director,

(a)	the name, age, business address and residence address of such person,

(b)	the principal occupation or employment of such person,

(c)	the class and number of shares of the Company which are beneficially owned by such person, and

(d)	any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors under Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and

2.	as to the shareholder giving the notice,

(a)	the name and address, as they appear on the Company’s books, of such shareholder,

(b)	the class and number of shares of the Company which are beneficially owned by such shareholder,

(c)	a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Company entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the nomination; and

3.	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination(s) are to be made by the shareholder.

In addition to these requirements discussed above, a shareholder proposing persons for election as a director at an annual meeting or special meeting of shareholders must also comply with all applicable requirements of the Exchange Act and its regulations with respect to nominations for director.

For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, please see the section entitled “Notice of Shareholder Proposals”.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. This process is described in the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com. Other information contained on our website does not constitute a part of this proxy statement.

The Company does not have a policy regarding Board member attendance at annual shareholders meetings. Four of our directors attended the 2005 annual meeting of shareholders.

DIRECTOR COMPENSATION

The members of our Board who are employees of the Company do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for their out-of-pocket expenses. Our non-employee directors received a monthly $4,000 retainer plus a $3,000 fee for each Board meeting that they attend. Effective January 1, 2006, the Chair of the Audit Committee receives an additional annual retainer of $5,000; the Chairs of the Compensation and Corporate Governance Committees each receive an additional annual retainer of $3,000; and the members of each committee receive an additional annual retainer of $2,000. In addition, non-employee directors upon their initial election to the Board are granted an option to purchase 12,000 shares of our common stock under our 2002 stock option plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for establishing and maintaining an adequate system of internal financial control, for preparing the consolidated financial statements and for the public reporting process. PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, PWC will express an opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and PWC regarding the audited consolidated financial statements of the Company for the year ended December 30, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PWC’s evaluation of the Company’s internal control over financial reporting. Management has also represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has discussed with PWC that firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90).

In addition, the Audit Committee has discussed with PWC the independence of PWC from the Company and its management, and has received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Committee also concluded that PWC’s provision of audit and non-audit services to the Company is compatible with that firm’s independence and has selected PWC as the independent registered public accounting firm for the Company for 2006.

The Committee, with and without management present, discussed with PWC and the Company’s internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005, for filing with the SEC.

THE AUDIT COMMITTEE

Andrew C. Clarke (Chairman) P. Michael Giftos Robert S. Rennard

*The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PWC served as Pacer’s independent registered public accountants for the fiscal year ended December 30, 2005. In addition to the engagement to audit Pacer’s financial statements and internal control over financial reporting and to review the financial statements included in Pacer’s quarterly reports on Form 10-Q, PWC was also engaged by Pacer during fiscal 2005 to perform certain non-audit services.

The following table presents fees for professional audit services rendered by PWC for the audit of our annual consolidated financial statements for the fiscal years ended December 30, 2005 and December 31, 2004 and fees for other services rendered by PWC during those periods. The fees from professional audit services rendered by PWC for each of 2005 and 2004 reflect the amount billed, or to be billed, by PWC for such services in respect of such fiscal year.

	2004	2005
Audit Fees (1)	$2,334,367	$1,462,271
Audit-Related Fees	$—	$—
Tax Fees (2)	$377,638	$262,147
All Other Fees	$—	$—

(1)	During 2004 and 2005, PWC’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, other compliance-related services and services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002. The 2004 fees also included work in connection with the Company’s secondary public offering of common stock during that year.

(2)	During 2004 and 2005, tax services rendered by PWC included consultation, advice and other work in connection with cross-border transfer pricing issues and tax strategies and preparation of the Company’s consolidated federal and California combined tax returns. In addition, during 2004 and 2005, PWC provided tax-related advice and services in connection with the Company’s meals and entertainment and software development deductions. During 2005, PWC provided tax-related advice and services in connection with the Company’s railcar preventative maintenance deductions and an analysis regarding the tax treatment of potential grants of restricted stock.

PWC did not perform any professional services related to financial information systems design and implementation for Pacer in fiscal 2005 or fiscal 2004.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PWC’s independence.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accountants in order to assure that the provision of such services do not impair the accountants’ independence. The Audit Committee utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. During fiscal year 2005, the Audit Committee approved all audit and non-audit services and fees before the registered public accountants were formally engaged to render those services. The Committee’s current practice is to consider for pre-approval annually certain categories of audit, audit-related and tax-related services proposed to be provided by our independent registered public accountants for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services. The maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit or non-audit services, whether general or specific, are considered and, if appropriate, approved by the Audit Committee before any fees are paid to the independent registered public accountants. Any amounts in excess of the approved maximum fee require additional approval by the Audit Committee before payment. In selecting PWC as the Company’s independent registered public accountants, the Audit Committee has considered whether the provision of the non-audit services rendered by PWC is compatible with maintaining that firm’s independence.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the fiscal year ended December 30, 2005. The Audit Committee has selected PWC to serve as the Company’s independent registered public accountants for the fiscal year ending December 29, 2006. We are submitting our appointment of independent registered public accountants for shareholder ratification at this annual meeting.

Our charter and bylaws do not require that our shareholders ratify the appointment of PWC as our independent registered public accountants. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PWC and may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accountants would be in the best interests of the Company and its shareholders.

Representatives of PWC, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the common stock as of March 1, 2006, for:

•	Each person or entity known by us to beneficially own more that 5% of our common stock;
•	Each executive officer named in the summary compensation table set forth below under “Executive Compensation”;
•	Each of our directors; and
•	All executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of March 1, 2006, but excludes shares of common stock underlying options held by any other person.

Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 37,541,383 shares of common stock outstanding as of March 1, 2006.

	Common Stock Outstanding	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percent
Wachovia Corporation (1)	2,694,597	—	2,694,597	7.2
Donald C. Orris	801,348	133,333	934,681	2.5
Andrew C. Clarke	400	3,000	3,400	*
Thomas L. Finkbiner	—	12,000	12,000	*
P. Michael Giftos	975	3,000	3,975	*
Michael F. Killea	850	28,000	28,850	*
Robert S. Rennard	3,000	9,000	12,000	*
C. Thomas Shurstad	—	34,800	34,800	*
Bruce H. Spector	—	12,000	12,000	*
Robert F. Starzel	—	—	—	*
Michael E. Uremovich	—	20,000	20,000	*
Lawrence C. Yarberry	5,000	42,000	47,000.1
All directors and executive officers as a group (15 persons)	845,097	329,633	1,174,730	3.1
*	Less than 0.1%.

(1)	Based on information contained in a Schedule 13G filed on February 14, 2006, Wachovia Corporation (“Wachovia”), has the sole voting power over 2,694,597 shares and sole dispositive power over 2,681,069 shares and shared dispositive power over 8,658 shares of our common stock. Wachovia Corporation is a parent holding company. Its relevant subsidiaries are Wachovia Securities, LLC (IA), Evergreen Investment Management Company (IA), J.L. Kaplan Associates, LLC (IA), Calibre Advisory Services, Inc. (IA), Delaware Trust Company, N. A. (BK) and Wachovia Bank, N. A. (BK). Each of the above subsidiaries is a direct or indirect subsidiary of Wachovia Corporation. The business address for Wachovia Corporation and its subsidiaries is One Wachovia Center, Charlotte, NC 28288-0137.

EXECUTIVE COMPENSATION

The Summary Compensation Table sets forth information concerning the compensation paid by us for services rendered in the years indicated to our Chief Executive Officer and each of our four other most highly paid executive officers whose salary and bonus exceeded $100,000 in 2005. These five officers are referred to in this proxy statement as the “Named Executive Officers”. No executive left the Company during 2005 who would have been included in the following table but for his departure from the Company.

Summary Compensation Table (1)

		Annual Compensation			Long Term Compensation
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Other Annual Compensation $ (2) (e)	Securities Underlying Options (g)	All Other Compensation (3) (i)
Donald C. Orris	2005	$400,000	$400,000	$66,243	—	$8,272
Chairman, President	2004	$307,692	$100,000	$46,776	—	$7,541
and Chief Executive Officer	2003	$300,000	$178,200	—	—	$7,404

Michael F. Killea	2005	$297,440	$148,720	—	—	$7,254
Executive Vice President,	2004	$286,000	$35,750	—	—	$6,680
General Counsel	2003	$280,288	$84,942	—	10,000	$5,776

C. Thomas Shurstad	2005	$323,232	$323,232	—		$8,406
President – Pacer Stacktrain	2004	$286,150	$155,400	—	—	$7,709
	2003	$280,800	$146,577	—	10,000	$7,164

Michael E. Uremovich	2005	$297,440	$148,720	—	—	$8,956
Vice Chairman (4)	2004	$286,000	$35,750	—	50,000	$8,369
	2003	$63,800	$14,830	—	—	$359

Lawrence C. Yarberry	2005	$307,840	$153,920	—	—	$9,038
Executive Vice President,	2004	$287,346	$37,000	—	—	$8,382
Chief Financial Officer	2003	$280,288	$84,942	—	—	$7,326

(1)	Columns relating to “Restricted Stock Awards” and “LTIP Payouts” have been omitted because no compensation required to be reported in those columns was awarded to, earned by, or paid to the Named Executive Officers during the periods covered by the table.

(2)	The amounts for 2004 and 2005 in the column entitled “Other Annual Compensation” for Mr. Orris related to company-supplied vehicles. In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted for those Named Executive Officers and for those years where such perquisites and other personal benefits received by the Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for such year. Perquisites made available to the Named Executive Officers include reimbursement of club dues and fees, companion travel expenses, and either an auto allowance or a company-supplied vehicle.

(3)	The amounts shown for 2005 consist of the Company’s matching contributions to its 401(k) plan and the imputed value of group term life insurance premiums as shown in the following table:

Name	401(k) Match	Imputed Value of Group Term Life Insurance
Donald C. Orris	$5,500	$2,772

Michael F. Killea	$6,958	$296

C. Thomas Shurstad	$7,000	$1,406

Michael E. Uremovich	$7,000	$1,956

Lawrence C. Yarberry	$7,000	$2,038

(4)	Mr. Uremovich joined the Company on October 1, 2003.

Option/SAR Grants in Last Fiscal Year

None of the Named Executive Officers received any grant of options or stock appreciation rights during the 2005 fiscal year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the number of shares acquired upon exercise of stock options and the aggregate gains realized on exercises during the 2005 fiscal year for the Named Executive Officers, as well as information concerning the options held by the Named Executive Officers as of December 30, 2005. None of the Named Executive Officers has stock appreciation rights.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald C. Orris	None	None	133,333	66,667	$2,807,993	$1,404,007

Michael F. Killea	None	None	28,000	62,000	$351,080	$797,820

C. Thomas Shurstad	None	None	32,800	73,200	$367,808	$817,152

Michael Uremovich	None	None	10,000	40,000	$64,000	$256,000

Lawrence C. Yarberry	11,000	$238,976	52,000	14,000	$1,050,120	$189,840

(1)	Equal to the difference between the closing price of our common stock, as reported by the Nasdaq Stock Market, of $26.06 per share on December 30, 2005 and the option exercise price, multiplied by the number of shares of common stock underlying the option.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS*

The Compensation Committee presents the following report on compensation for the Company’s executive officers. Actual compensation during 2005 earned by the Named Executive Officers has been set forth in the Summary Compensation Table and other tables preceding this report.

Our executive compensation policies and programs are designed to do the following:

•	Provide competitive compensation systems that support the Company’s business strategies;
•	Attract, retain and motivate long term, high quality, productive individuals by maintaining competitive compensation relative to other companies in the marketplace;
•	Focus our executives on achieving financial and operational goals tied to annual performance objectives; and
•	Align management and shareholder interests through stock option grants.

Our Board’s Compensation Committee considers management’s recommendations regarding compensation and approves overall compensation policies and forms of compensation for officers. In that regard, our Committee approves the bonus plan for our officers and other employees, approves stock-based compensation for our officers and employees and administers our option plans.

The three components of individual executive officer compensation are base salary, an annual performance-based incentive bonus and potential stock option grants. The Named Executive Officers and the other executive officers are compensated in accordance with the compensation policies for base salary, annual bonuses and potential stock options outlined in this report.

Base Salary.    Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position and an informal review of salaries paid by similar enterprises for similarly situated employees. In other cases, salaries were determined in negotiations to recruit certain highly qualified executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the executive to leave his or her current position and compensation paid historically to executives recruited for that position. During 2005, the Company provided general salary increases to its employees, from a 4% salary increase pool. The Named Executive Officers other than Mr. Orris each received a 4% salary increase.

Annual Incentives.    The annual bonus plan for 2005 in which the executives of the Company, including the Named Executive Officers, participate required achievement of quantitative criteria for determining whether bonuses would be paid. The 2005 bonus plan provided for a bonus award of 25% of the participants’ bonus target if the Company achieved an earning per share target (subject to adjustments for one-time non-operating events). Then for any additional bonus to be paid to employees of a business unit, the business unit must achieve its minimum operating income target. A unit’s employees are eligible to receive a 100% payment of their bonus if the corporate earnings per share target is met and the unit’s operating income meets the 100% target, subject to adjustment for, among other contingencies, the size of the accrued bonus pool and satisfaction of individual performance objectives. If the unit’s performance is between the minimum and 100% targets, employees are eligible for a partial bonus, subject to the contingencies discussed above. Employees of the Corporate unit are not subject to a separate operating income target. Their bonus depends upon the Company’s achievement of its earnings per share target, the size of the accrued bonus pool and, to a lesser extent, satisfactory individual performance.

The corporate earnings per share target and the business unit operating income targets for each business unit are developed through the Company’s annual budgeting process and approved by the Compensation Committee at the beginning of the fiscal year. The Company also establishes in advance for each bonus plan participant a targeted bonus amount, which is a percentage of base salary generally determined by the employee’s title, and the relative weighting between operating income performance of the relevant business unit and subjective individual performance, with business unit financial performance given a higher weighting for more senior positions.

If the targeted operating income levels are exceeded in a particular unit, the Compensation Committee or the Board in consultation with management may award additional bonuses. During 2003, the Company’s Pacer Stacktrain division was issued a challenge to meet increased operating income goals in 2003, 2004 and 2005 in excess of the targeted operating income performance in order to be eligible for a supplemental bonus. This supplemental bonus program was continued for employees of Pacer Stacktrain in 2004 and 2005.

For 2005, the Company met its earnings per share target, after adjustment for the write-off of $11.3 million of capitalized software costs, which was a one-time non-operating event in 2005. As members of the Corporate unit, Messrs. Orris, Killea, Uremovich and Yarberry were entitled to 100% of their target bonuses. The Pacer Stacktrain division also met its operating income target, thus entitling Mr. Shurstad to 100% of his target bonus.

In addition to the general bonus, Mr. Shurstad was awarded a supplemental bonus based on the operating income performance of Pacer Stacktrain which exceeded the targets established under the Pacer Stacktrain supplemental bonus plan.

Long Term Compensation.    Before our initial public offering in June 2002, options were granted to executives under the Pacer International, Inc. 1999 Stock Option Plan, as amended. In connection with the initial public offering, the 2002 Stock Option Plan was adopted. The purposes of these plans are to further our growth and success by permitting our officers, employees and consultants to acquire shares of our common stock, thereby increasing their personal interest in our growth and success and to provide a means of rewarding outstanding contributions by these persons. The Company’s practice has been to grant options in connection with a person’s hiring or promotion or, less frequently, as a reward for strong work performance.

Stock option grants are designed to link executive compensation to the Company’s share price over a multi-year performance period and to encourage executives to work toward established financial goals. Consistent with these goals, options granted under the 1999 Stock Option Plan before the initial public offering were divided into three tranches, Tranche A, Tranche B and Tranche C. Tranche A options vest in five equal installments on the grant’s first five anniversary dates, provided the employee remains in Pacer’s employ on each anniversary date. Tranche B and C options vest on the date of grant’s seventh anniversary date if the employee is employed by us on that date but may vest earlier over five years from the grant date if specified per share target values are attained. No options have been granted under the 1999 Stock Option Plan since June 2002. Options granted under the 2002 Stock Option Plan generally will vest in equal annual increments on the first five anniversaries of the grant date.

Under these stock option plans, stock options have generally been granted in a standardized range to all new managerial employees based on the employee’s salary level and title with the Company. Factors used to set the standardized range of stock options included management’s and the Compensation Committee’s perception of (1) the incentive necessary to motivate individuals to join the Company, (2) the stock-based incentives provided by similarly-situated companies, and (3) the role and impact of the various management levels in achieving key strategic results. No specified weighting was applied to any of these considerations. Since none of the executive officers were hired during 2005, no options were granted to any of the executive officers in 2005. Management and the Compensation Committee are considering whether to establish in 2006 a periodic option grant program, in addition to one-time grants upon hiring, and if such a program is established, the terms and conditions applicable to any periodic option grants.

Policies Relating to $1 Million Deduction Limit.    Section 162 of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the Named Executive Officers in excess of $1 million unless certain conditions are met. These conditions include that such compensation is based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this Committee and paid under a plan approved by shareholders. The Compensation Committee intends to consider this limitation, among other factors, in making compensation decisions in the future.

Chief Executive Officer Compensation.    The employment agreement between the Company and Mr. Orris entered into in March 1997 and amended in 1999 established a base salary of $225,000. In November 2004, the base salary of Mr. Orris was increased from $300,000 to $400,000. No additional base salary increase was approved for 2005.

Mr. Orris’ target bonus opportunity is established at 100% of his base salary. This percentage was established before our initial public offering based on the relatively low base salary paid to Mr. Orris, the bonus opportunity of the Company’s other executives and an informal review of base pay and annual bonuses paid by similar transportation companies to their chief executive officers. Mr. Orris received a bonus of $400,000, which was equal to 100% of his bonus opportunity, since the Company achieved the earnings per share target (after adjustment for one-time events) established for payment of a 100% bonus. No stock options were granted to Mr. Orris in 2005.

THE COMPENSATION COMMITTEE

Bruce H. Spector (Chairman)
Andrew C. Clarke

* The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE GRAPH*

The following graph depicts a comparison of cumulative total shareholder returns for Pacer as compared to the Nasdaq Transportation Index and the Nasdaq Composite Index. The graph assumes the investment of $100 on June 12, 2002 (the date Pacer’s stock began trading on the NASDAQ Stock Market) through December 30, 2005. The Performance Graph assumes reinvestment of dividends, where applicable.

	IPO	Dec-02	Dec-03	Dec-04	Dec-05
Pacer	$100	$89	$136	$142	$174
Nasdaq—Composite	$100	$88	$130	$143	$145
Nasdaq—Transp	$100	$92	$125	$158	$173

* The performance graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EMPLOYMENT AND RELATED AGREEMENTS

We have entered into an employment agreement with Donald C. Orris dated as of March 31, 1997, and amended on April 7, 1999. The agreement, as amended, had an initial term of two years that commenced on May 28, 1999, with automatic one-year renewals on each anniversary of the commencement date. The minimum annual base salary under the agreement is $225,000, subject to increase as agreed by our Board and Mr. Orris (presently $400,000, effective November 8, 2004). In addition, during the term of the agreement Mr. Orris is entitled to receive an annual bonus in such amount, and subject to the satisfaction of such conditions, as our Board may determine, presently up to 100% of his salary. The agreement provides that if Mr. Orris’ employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in the agreement, he would be entitled to continue to receive his base salary for the number of months remaining in the term or, if greater, one year.

We have entered into an employment agreement with Michael F. Killea as of August 22, 2001 which continues in effect until terminated upon notice from the Company or Mr. Killea, as provided in the agreement. The agreement provides for minimum annual base salary of $275,000, subject to increase by our Board (presently $297,440). Under the agreement, Mr. Killea is eligible for an annual performance bonus ranging up to 50% of his annual salary, subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Killea’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in each agreement, he would be entitled to continue to receive his base salary for a period of one year following the termination.

We have also entered into an employment agreement with C. Thomas Shurstad on January 16, 2002, which continues in effect until terminated upon notice from the Company or Mr. Shurstad as provided in the agreement. The agreement provides for a minimum annual base salary of $275,000, subject to increase by our Board (presently $323,232). Under the agreement, Mr. Shurstad is eligible for an annual performance bonus ranging up to 50% of his annual salary subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Shurstad’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in each agreement, he would be entitled to continue to receive his base salary for a period of two years following the termination.

On October 1, 2003, we entered into an employment agreement with Michael Uremovich that continues in effect until terminated upon notice from the Company or Mr. Uremovich, as provided in the agreement. The agreement provides for minimum annual base salary of $286,000, subject to increase by our Board (presently $297,440). Under the agreement, Mr. Uremovich is eligible for an annual performance bonus ranging up to 50% of his annual salary, subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Uremovich’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in each agreement, he would be entitled to continue to receive his base salary for a period of eighteen (18) months following the termination.

The Company is also a party to an employment agreement with Lawrence C. Yarberry dated as of December 1, 1998. The agreement has an initial term that ended on April 1, 2001 and automatically renews for one-year terms on each December 1. The minimum annual base salary under the agreement is $175,000, subject to increase by our Board (presently $307,840). In addition, during the term of the agreement, Mr. Yarberry is entitled to receive an annual bonus in such amount, and subject to the satisfaction of such conditions, as our Board may determine. Subsequent to the date of his employment agreement, Mr. Yarberry’s bonus target has been set at 50% of his annual salary. The agreement provides that if Mr. Yarberry’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in the agreement, he would be entitled to continue to receive his base salary for the number of months remaining in the term or, if greater, one year.

All of the employment agreements include restrictive covenants for our benefit relating to the non-disclosure of our confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and in agreements amended or entered into after 1998, non-competition with regard to any business or activity that competes with us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee for 2005 are set forth above under the heading “Board, Board Committees and Meetings.” None of these persons has served as an officer or employee of Pacer or any of its subsidiaries during the fiscal year or were formerly an officer of Pacer or any of its subsidiaries. In addition, during 2005, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the acquisition of Rail Van, Inc., we assumed a lease that had been entered into by Rail Van with an entity associated with Mr. Brashares, one of our executive officers, and certain former shareholders of Rail Van. This lease commenced in April 2001. We made lease payments of $1.6 million during 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons beneficially owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are also required to furnish the Company with copies of the forms they file. Based solely on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2005, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, with the exception of Mr. Clarke who filed a Form 4 relating to one transaction two days after the deadline. To the Company’s knowledge, there were no greater than 10% shareholders during 2005.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2007 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than November 17, 2006. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director or other proposal made by a shareholder must be received by the Company no earlier than November 17, 2006 and not later than December 18, 2006. If we change the date of the 2007 annual meeting of shareholders to be earlier than April 2, 2007 or later than July 1, 2007, we must receive notice of the shareholder nomination or proposal (1) no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or (2) the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making any other proposal must include certain additional information as specified in our bylaws.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by January 31, 2007. All shareholder proposals and nominations should be sent to 2300 Clayton Road, Suite 1200, Concord, CA 94520, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

Only one proxy statement and Annual Report on Form 10-K has been delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of our proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Our Annual Report on Form 10-K for our fiscal year ended December 30, 2005 was mailed to our shareholders with this proxy statement. Upon request, we will furnish to shareholders without charge a copy of our Annual Report on Form 10-K. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by writing or calling the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor
Vice President, Assistant General Counsel
and Corporate Secretary
Dated: March 17, 2006

PACER INTERNATIONAL, INC.

2300 Clayton Road, Suite 1200

Concord, California 94520

ANNUAL MEETING OF SHAREHOLDERS – MAY 2, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pacer International, Inc. (the “Company”) hereby appoints Lawrence C. Yarberry and Michael F. Killea, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote all of the common stock of the Company held in the undersigned’s name on its books as of March 10, 2006, at the Annual Meeting of Shareholders to be held at the Concord Hilton Hotel, 1970 Diamond Boulevard, Concord, CA 94520 at 1:00 p.m. on Tuesday, May 2, 2006 or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated March 17, 2006, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxyholders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

PACER INTERNATIONAL, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.		Election of Directors:
Andrew C. Clarke
Donald C. Orris
Robert S. Rennard
Robert F. Starzel

	¡	For All
	¡	Withhold All
	¡	For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

______________________________________

______________________________________

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS.

2.		Ratification of the Appointment of Independent Registered Public Accountants:

	¡	For
	¡	Against
	¡	Abstain

3.		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

Date:

Signature(s)

__________________________________________________

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.